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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PRICELINE.COM INCORPORATED

                 -----------------------------------------------

                    Pursuant to Sections 228, 242 and 245 of
                      the Delaware General Corporation Law
                 -----------------------------------------------



                  Priceline.com Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  (1) The name of the Corporation is priceline.com Incorporated.

                  (2) The date of filing of the Corporation's original certificate of incorporation with the Secretary of State is July 30, 1998.

                  (3) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and adopted by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation, in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law.

                  (4) The Corporation's Certificate of Incorporation, as heretofore amended, is hereby restated, integrated and amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is priceline.com Incorporated (hereinafter, the "Corporation").



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                  SECOND: The address of the registered office of the
Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000,000 shares of common stock, each having a par value of one penny ($.01), and 150,000,000 shares of preferred stock, each having a par value of one penny ($.01).

                  The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; and/or (v) entitled to voting rights, including extraordinary or limited voting rights; all as may be stated in such resolution or resolutions.

                  FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

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                  (1) The business and affairs of the Corporation shall be
         managed by or under the direction of the Board of Directors of the Corporation.

                  (2) The directors of the Corporation shall have concurrent power with the stockholders of the Corporation to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors of the Corporation need not be by written ballot unless the By-Laws of the Corporation so provide.

                  (4) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders of the Corporation; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors of the Corporation which would have been valid if such By-Laws had not been adopted.

                  (6) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called

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         annual or special meeting of the stockholders of the Corporation, and the stockholders of the Corporation may not act by written consent.

                  (7) Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors of the Corporation, if there be one, (ii) the Vice Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation or (iv) the Board of Directors of the Corporation, and the stockholders of the Corporation may not call a special meeting of the stockholders of the Corporation.

                  SIXTH: Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation.

                  SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors of the Corporation, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                 The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate



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of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise.

                  Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the Secretary of the
Corporation this [ ] day of [              ], 1999.



                                                     ---------------------------
                                                     Melissa M. Taub
                                                     Secretary


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